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                                                               EXHIBIT 10.10
                                 PROMISSORY NOTE

$1,478,832.38                                                    March 15, 2002
                                                               Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned, DAVID GOULD ("Borrower"), promises to pay to the order of WITNESS SYSTEMS, INC., a Delaware corporation (the "Lender"), in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, the principal amount of One Million Four Hundred Seventy Eight Thousand Eight Hundred Thirty Two and 38/100 Dollars ($1,478,832.38).

         1. INTEREST. From and after the date hereof (until maturity or default as hereinafter provided), interest on the principal amount outstanding shall accrue at an adjustable rate per annum equal to 325 basis points (3.25%) in excess of the Federal Funds Rate (as hereinafter defined), and computed on the basis of a 365-day year. The interest rate shall be adjusted monthly on the first day of each calendar month hereafter upon any change in the Federal Funds Rate to the appropriate percentage above the Federal Funds Rate most recently in effect. "Federal Funds Rate" shall mean the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding business day.

         2.       PAYMENT.

                  (a) Interest on the outstanding principal balance of the indebtedness evidenced hereby shall be payable annually with the initial payment due on or before February 1, 2003.

                  (b) One third (1/3) of the principal balance of the indebtedness evidenced hereby shall be due and payable on or before each of the following dates:

                           (i)      February 1, 2003;
                           (ii)     February 1, 2004; and
                           (iii)    February 1, 2005.

                  (c) On February 1, 2005 (the "Maturity Date"), the entire outstanding principal balance of the indebtedness evidenced hereby plus all accrued but unpaid interest thereon shall be due and payable in full.

                  (d) Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the indebtedness evidenced hereby and all accrued but unpaid interest shall be due and payable in full upon the first to occur of the following:

                           (i)      The Maturity Date; or

                           (ii) Ninety (90) days following the effective date of termination of Borrower's full time employment with the Lender, unless otherwise agreed to by Lender and Borrower.

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         3.       PREPAYMENT.

This Note may be prepaid in whole or in part without penalty, provided that any partial prepayment shall be in integral multiples of $1,000.00.

         4.       SECURITY.

                  a. Maintenance of Collateral. On the date hereof, Maker has pledged to Lender, as collateral security, collateral of a type described in the stock pledge agreement of even date herewith, with a Collateral Value (as determined herein) equal to at least 2.5 times the balance of this Note. If at any time while this Note is outstanding, the Collateral Value (as determined herein) of the collateral shall be less than 1.5 times the unpaid principal balance of this Note, Maker shall immediately comply with Section 4b, below. The "Collateral Value" of collateral shall be determined at any given time by multiplying (i) the per share price of such stock at the most recent close of trading on a trading exchange for such stock (the "Market Value"), times (ii) the number of shares of such stock held by Lender as collateral. For all purposes the value of a share of Witness stock shall be the Market Value.

                  b. Breach of Collateral Maintenance. Maker agrees that the failure to maintain collateral with a Collateral Value as set forth above shall constitute an Event of Default under this Note. In such event, the Maker shall, within ten business days after the date Maker is notified by Lender (in writing or orally) of such noncompliance, either pledge additional collateral satisfactory to Lender, in its sole discretion, or reduce the unpaid principal balance of this Note such that, in either case, the Collateral Value is then equal to at least 2.5 times the unpaid principal balance of this Note. Failure to achieve the foregoing within ten business days after the giving of notice by Lender as aforesaid shall be an Event of Default under this Note. Notwithstanding the foregoing terms of this Section 4.b., in the event that during such ten business day period the Collateral Value is equal to 1.1 or less times the principal balance of the Note, then there shall immediately be an Event of Default.

                  c. Sale or Substitution of Collateral. If no Event of Default has occurred under this Note or would result from such action, Maker may sell, trade, or withdraw any part of the collateral; provided that the Collateral Value shall continue to equal at least 2.5 times the unpaid principal balance of this Note.

         5.       DEFAULT.

                  a. Event of Default. An event of default ("Event of Default") shall occur (a) if Maker or any other obligor on all or part of this Note shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Note or in any other agreement between Maker and Lender or between Lender and any other obligor on this Note.

                  b. Rights and Remedies. If any Event of Default shall occur, then, in each and every such case, Lender may, without (a) presentment, demand, or protest, (b) notice of default, dishonor, demand, non-payment, or protest,
                        (c) notice of intent to accelerate all or any part of the obligation represented hereby, (d) notice of acceleration of all or any part of the obligation represented hereby, or (e) notice of any other kind, all of which Maker hereby expressly waives (except for any notice required under this Note,

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             any other loan document or which may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Lender's option:


                  i. Acceleration. The obligation represented hereby shall, at Lender's option, become immediately due and payable, and the obligation, if any, of Lender to permit further borrowings shall at Lender's option immediately cease and terminate.

                  ii. Retirement of Collateral. Instruct any Agent or Broker to release, all or any part of the collateral to Lender, retire such collateral, and apply an amount equal to the Market Value per share to the payment of any or all of the obligation represented hereby in such order and manner as Lender shall, in its discretion, choose.

                  iii. Uniform Commercial Code. All of the rights, powers and remedies of a secured creditor under the Uniform Commercial Code ("UCC") as adopted in the jurisdiction to which Lender is subject under this Agreement.

         Maker specifically understands and agrees that any sale by Lender of all or part of the collateral pursuant to the terms of this Agreement may be effected by Lender at times and in manners which could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Maker hereby releases Lender and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

         If, in the opinion of Lender, there is any question that a public sale or distribution of any collateral will violate any state or federal securities law, Lender may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Lender shall be deemed "commercially reasonable."

         Notwithstanding anything to the contrary in this Note, the Maker shall have the right, on and after the date which is six months plus one day after the date of this Note, to meet Maker's collateral maintenance obligations under
Section 4 of this Note by directing Lender to recover and retire a number of shares held under the pledge agreement, and apply the fair market value thereof to reduce the balance due under this Note, such that the collateral maintenance requirements of Section 4 hereof are thereby satisfied. If, prior to such date, an Event of Default shall occur under this Note, the rate of interest payable on the unpaid principal balance hereunder shall thereafter equal 18% per annum.

         6. RECOURSE. Borrower shall be 100% personally liable for the obligations evidenced hereby.

         7. PAYMENT IN SHARES. Subsequent to the date which is six (6) months after the date of this Note, Borrower may make any payment due and payable or otherwise permitted hereunder by delivery of shares of Lender's common stock owned by and fully vested in Borrower to Lender; provided, however, that any such shares delivered as payment hereunder shall have been owned by, vested in and fully paid for by Borrower for more than six (6) months prior to the date such payment is made. For purposes of payments hereunder, any shares of Lender's common stock shall be valued at their then fair market value

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(as determined by the closing market price on NASDAQ on the date of tender) for application to the balance of the principal and all interest payments hereunder.

         8. WAIVERS. Borrower hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit and agree that the holder hereof may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States or the State of Georgia.

         9. ATTORNEYS' FEES. Borrower agrees to pay reasonable attorneys' fees and costs actually incurred by the holder hereof in collecting on this Note, whether by suit or otherwise.

         10. UNCONDITIONAL PAYMENT. Borrower is and shall be obligated to pay principal and any and all other amounts which become payable hereunder absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

         11. MISCELLANEOUS. As used herein, the terms "Borrower," "Lender" and "holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. This Note is given under the seal of the Borrower, and it is intended that this Note is and shall constitute and have the effect of a sealed instrument according to law. This Note has been negotiated, and is being executed and delivered in the State of Georgia, or if executed elsewhere, shall become effective upon the Lender's receipt and acceptance of the executed original of this Note in the State of Georgia; provided, however, that the Lender shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Note to become a binding obligation of Borrower. Borrower hereby submits to jurisdiction in the State of Georgia. This Note shall be governed by and be construed in accordance with the laws of the State of Georgia. It is intended, and the Borrower and the holder hereof specifically agree, that the laws of the State of Georgia governing interest shall apply to this Note and to this transaction. This Note may not be modified except by written agreement signed by the Borrower and the holder hereof, or by their respective successors or assigns.

         12.      TIME OF ESSENCE.TIME IS OF THE ESSENCE in connection with this
Note.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered under seal as of the date first set forth above.

LENDER:                                                       BORROWER:

/s/ Loren Wimpfheimer                              /s/ David Gould        [SEAL]
---------------------                              -----------------------
By: Loren Wimpfheimer, SVP                         David Gould
Witness Systems, Inc